UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 2, 2012

Dynamic Energy Alliance Corporation
(Exact name of registrant as specified in its charter)

Florida	0-11050	59-2181303
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.)

Memphis Clark Tower 5100 Popular Avenue, Ste. 2700 Memphis, TN 38137
(Address of principal executive offices)

(901) 414-0003
(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

FORWARD LOOKING STATEMENTS

This Current Report on Form 8-K contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. By their nature, forward-looking statements and forecasts involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the near future. Forward-looking statements speak only as of the date they are made, are based on various underlying assumptions and current expectations about the future. We caution readers that any forward-looking statements are not guarantees of future performance and that actual results could differ materially from those contained or implied in the forward-looking statements. Such forward-looking statements include, but are not limited to, statements about the terms and conditions of the agreement described herein. In some cases, you may identify forward-looking statements by words such as “may,” “should,” “plan,” “intend,” “potential,” “continue,” “believe,” “expect,” “predict,” “anticipate” and “estimate,” the negative of these words or other comparable words. These statements are only predictions. One should not place undue reliance on these forward-looking statements. The forward-looking statements are qualified by their terms and/or important factors, many of which are outside the Company’s control, involve a number of risks, uncertainties and other factors that could cause actual results and events to differ materially from the statements made. The forward-looking statements are based on the Company’s beliefs, assumptions and expectations about the Company’s future performance and the future performance of the entity being acquired, taking into account information currently available to the Company. These beliefs, assumptions and expectations can change as a result of many possible events or factors, including those events and factors described in “Risk Factors” in the Company’s recent Annual Reports on Form 10-K, and the Company’s recent Quarterly Reports, filed with the SEC, not all of which are known to the Company. The Company will update this forward-looking information only to the extent required under applicable securities laws. Neither the Company nor any other person assumes responsibility for the accuracy or completeness of these forward-looking statements.

ITEM 1.01	ENTRY INTO A MATERIAL DEFINATIVE AGREEMENT

On October 2, 2012, the Company (and its wholly owned subsidiary, Dynamic Energy Development Corporation) executed a right of first refusal and option agreement (“Agreement”), (incorporated by reference hereto as Exhibit 9.01), with IWSI PS Plan (“IWSI”), a California Profit Sharing Plan, for both an option to purchase and a right of first refusal to purchase C.C. Crawford Retreading Company Inc., a Texas corporation (the “Target Company”), a 2,000-ton per year tire reclamation, recycling repair and retreading business, which includes certain assets and liabilities, including real property consisting of 10-acres of commercial land, three (3) buildings consisting of approximately 32,000 sq. ft. in combined space, and a certain amount of tire inventory and storage on the property, located in Ennis, Texas (the “Facility”).

The option to purchase granted to the Company extends for one year from the date of execution, and provides for certain terms and conditions as follows:

1.	An option exercise price equal to $1,032,500, the original purchase price paid by IWSI (the “Option Purchase Price”), with additional adjustments;

2.	A quarterly option payment of $15,000 (the “Option Payment”, payable every 90 days during the Term of this Agreement;

3.	An amount equal to any increased accounts receivable over the Term and amount equal to five percent (5%) per month of the original purchase price paid by IWSI;

4.
All amounts expensed by IWSI to advance the business, the amounts paid the Officers as employment bonuses, the closing costs on the original acquisition, and an amount equal to any increase in IWSI’s shareholder equity, less any amounts IWSI received from the prior sale of any assets;

5.	Amount equal to any decrease in accounts payable, and a monthly fee of $10,000 per month, accrued monthly, for each month of use of the facility by DEAC and/or its affiliates.

The option is a conditional option in that it may only be exercised if there is no offer outstanding (the “Third Party Offeree”) to buy the Facility.  If an offer is outstanding, then Company must be given notice within 15 days of said offer (the “Offer Notice”), followed by a written offer confirmation within 30 days (the “Offer Confirmation”) verifying available funds and ability of the Third Party Offeree to close. Upon receipt of the Offer Confirmation, the Company must confirm exercise a right of first refusal to purchase the Facility at the original terms of the Agreement, provided Company deposits a non refundable 10% earnest money deposit, and closes the purchase within a 30 days thereafter.

The Agreement contains customary warranties and representations and indemnification and confidentiality provisions.

On October 2, 2012, DEAC plans to issue a press release announcing the execution of the Option Agreement. A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Exhibit Number	Description

9.01	Right of First Refusal and Option Agreement dated October 2, 2012

99.1	Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNAMIC ENERGY ALLIANCE CORP.

Dated: October 2, 2012	By:	/s/ James Michael Whitfield
James Michael Whitfield
President, Chief Executive Officer,
Chief Financial Officer, Treasurer and Director